Exhibit 99

[LOGO]
NEWS
KADANT
AN ACCENT ON INNOVATION
One Acton Place, Suite 202
Acton, MA 01720


Investor contact: Thomas M. O'Brien, 978-776-2000
Media contact: GreatPoint Communications, 978-392-6866

                    Kadant Reports 2004 Third Quarter Results
                and Announces Intent to Sell Composites Business

ACTON, Mass., October 27, 2004 - For the third quarter of 2004, Kadant Inc. (NYSE:KAI) reported that revenues increased to $53.3 million (including $1.3 million from the favorable effect of currency translation), compared with $45.9 million in the third quarter of 2003. GAAP net loss was $0.5 million, or $.04 per diluted share, in the 2004 quarter, due primarily to a $5.7 million operating loss in the company's composite building products business, compared with GAAP net income of $2.7 million, or $.19 per diluted share, in the 2003 quarter.

         "After reporting solid performance in the first half of the year, we were set back by a large loss in the composites business that lowered our EPS by $.26," said William A. Rainville, chairman and chief executive officer of Kadant. "Without this disappointing loss, we would have exceeded our earnings guidance for the quarter.

         "Most of the composites loss was due to $4.6 million of warranty expense primarily related to a new problem concerning excessive oxidation that affects the integrity of the plastic used in some of our decking products. During the third quarter, we experienced a substantial number of claims related to this issue, and are exchanging product held by our distributors for new material. While we saw strong demand for our decking products, as evidenced by high bookings and revenues again this quarter, we believe this business will offer greater value in a company dedicated to serving the building or plastics industries. Therefore, we have decided to sell the composites business, and are in the process of evaluating potential buyers.

         "In our core papermaking equipment business, the industry environment in North America and parts of Europe is improving as major paper manufacturers report profitability gains, yet capital spending increases by our customers continue to lag the recovery. We have positioned Kadant for an upturn by developing technologies that improve papermaking productivity and quality and focusing on sales of aftermarket parts and services. At our largest subsidiary in Europe, we have appointed a new president and are reviewing alternatives, including restructuring, for returning this operation to profitability.

         "In China, demand for our stock-preparation products remains strong. Just after quarter-end, we received an order for nearly $4 million from a long-time customer for equipment to be used in the production of recycled packaging materials. We have additional contracts from China totaling approximately $9 million, but are waiting to receive letters of credit or deposits before we record them as bookings. Assuming the financing of these contracts isn't further delayed, we should be off to a good start in China in the first quarter of 2005.

         "As a result of our decision to sell the composites business, we will treat this business as a discontinued operation for accounting purposes going forward. Factoring in the loss in our European operation and timing issues in China, we expect to report, for continuing operations, GAAP diluted EPS of $.06 to $.08 for the fourth quarter of 2004, on revenues of $40 million to $42 million. For the full year, for continuing operations, this leads to a revised GAAP diluted EPS estimate of $.79 to $.81, on revenues of $189 million to $191 million.

         "No question, we have a lot of work ahead to put Kadant back on track for earnings growth," Mr. Rainville added. "However, ongoing investment in our core business leaves us well-positioned for paper industry recovery in some parts of the world, and to take advantage of growth opportunities in others. With a cash balance of $77 million at quarter-end, and no debt, we are positioned to improve shareholder value through a variety of actions, including internal investment, stock buybacks, and strategic acquisitions."
                                     -more-

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

                                                              Three Months Ended                    Nine Months Ended
                                                       --------------------------------      --------------------------------
Condensed Consolidated Statement of Operations         October 2, 2004   Sept. 27, 2003      October 2, 2004   Sept. 27, 2003
-----------------------------------------------------------------------------------------------------------------------------
Revenues                                               $        53,277   $       45,906      $       162,786   $      153,065

Costs and Operating Expenses:
   Cost of revenues                                             38,671           27,768              107,288           95,062
   Selling, general and administrative expenses                 15,254           12,775               45,688           39,669
   Research and development expenses                               922            1,149                2,633            3,502
   Gain on sale of subsidiary                                     (149)               -                 (149)               -
   Restructuring and unusual items                                   -              157                    -              (23)
                                                       ---------------   --------------      ---------------   --------------
                                                                54,698           41,849              155,460          138,210
                                                       ---------------   --------------      ---------------   --------------
Operating Income (Loss)                                         (1,421)           4,057                7,326           14,855
Interest Income                                                    356              243                1,003              693
Interest Expense                                                    (2)             (11)                 (14)             (39)
                                                       ---------------   --------------      ---------------   --------------
Income (Loss) Before Income Taxes
and Minority Interest                                           (1,067)           4,289                8,315           15,509
Provision (Benefit) for Income Taxes                              (568)           1,630                2,329            5,894
Minority Interest Expense (Income)                                  (6)              (4)                   8               68
                                                       ---------------   --------------      ---------------   --------------

Net Income (Loss)                                      $          (493)  $        2,663      $         5,978   $        9,547
                                                       ===============   ==============      ===============   ==============

Earnings (Loss) per Share
    Basic                                              $          (.04)  $          .20      $           .42   $          .70
                                                       ===============   ==============      ===============   ==============
    Diluted                                            $          (.04)  $          .19      $           .41   $          .69
                                                       ===============   ==============      ===============   ==============
Weighted Average Shares
    Basic                                                       13,977           13,632               14,139           13,602
                                                       ===============   ==============      ===============   ==============
    Diluted                                                     13,977           14,041               14,480           13,905
                                                       ===============   ==============      ===============   ==============

                                                              Three Months Ended                    Nine Months Ended
                                                       --------------------------------      --------------------------------
Adjusted Diluted Earnings (Loss) per Share (a)         October 2, 2004   Sept. 27, 2003      October 2, 2004   Sept. 27, 2003
-----------------------------------------------------------------------------------------------------------------------------
GAAP Diluted Earnings (Loss) per Share                 $          (.04)  $          .19      $           .41   $          .69
Gain on Sale of Subsidiary                                        (.01)               -                 (.01)               -
Restructuring and Unusual Items                                      -              .01                    -                -
Income Taxes (b)                                                  (.01)               -                 (.04)               -
                                                       ---------------   --------------      ---------------   --------------
                                                       $          (.06)  $          .20      $           .36   $          .69
                                                       ===============   ==============      ===============   ==============

                                                              Three Months Ended                    Nine Months Ended
                                                       --------------------------------      --------------------------------
Business Segment Information                           October 2, 2004   Sept. 27, 2003      October 2, 2004   Sept. 27, 2003
-----------------------------------------------------------------------------------------------------------------------------
Revenues:
    Pulp and Papermaking Equipment and Systems         $        47,669   $       42,023      $       144,166   $      138,254
    Composite and Fiber-based Products                           5,608            3,883               18,620           14,811
                                                       ---------------   --------------      ---------------   --------------
                                                       $        53,277   $       45,906      $       162,786   $      153,065
                                                       ===============   ==============      ===============   ==============
Gross Profit Margin:
    Pulp and Papermaking Equipment and Systems                     39%              42%                  39%              39%
    Composite and Fiber-based Products                            (75%)             11%                  (9%)             28%
                                                       ---------------   --------------      ---------------   --------------
                                                                   27%              40%                  34%              38%
                                                       ===============   ==============      ===============   ==============
Operating Income (Loss):
    Pulp and Papermaking Equipment and Systems         $         5,595   $        5,702      $        18,090   $       17,633
    Composite and Fiber-based Products (c)                      (5,611)            (669)              (6,143)             314
    Corporate                                                   (1,405)            (976)              (4,621)          (3,092)
                                                       ---------------   --------------      ---------------   --------------
                                                       $        (1,421)  $        4,057      $         7,326   $       14,855
                                                       ===============   ==============      ===============   ==============
Adjusted Operating Income (Loss)(Excludes
Restructuring and Unusual Items and Gain
   on Sale of Subsidiary) (a):
    Pulp and Papermaking Equipment and Systems (d)     $         5,446   $        5,859      $        17,941   $       17,610
    Composite and Fiber-based Products                          (5,611)            (669)              (6,143)             314
    Corporate                                                   (1,405)            (976)              (4,621)          (3,092)
                                                       ---------------   --------------      ---------------   --------------
                                                       $        (1,570)  $        4,214      $         7,177   $       14,832
                                                       ===============   ==============      ===============   ==============
                                    -more-
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
                                                      Three Months Ended                    Nine Months Ended
                                                       --------------------------------      --------------------------------
Business Segment Information (continued)               October 2, 2004   Sept. 27, 2003      October 2, 2004   Sept. 27, 2003
-----------------------------------------------------------------------------------------------------------------------------
Bookings:
    Pulp and Papermaking Equipment and Systems         $        40,392   $       44,559      $       140,432   $      141,203
    Composite and Fiber-based Products                           5,222            2,638               17,325           10,463
                                                       ---------------   --------------      ---------------   --------------
                                                       $        45,614   $       47,197      $       157,757   $      151,666
                                                       ===============   ==============      ===============   ==============
Capital Expenditures:
    Pulp and Papermaking Equipment and Systems         $           291   $          537      $         1,126   $        1,098
    Composite and Fiber-based Products                             179              585                  479            1,461
    Corporate                                                        5                -                   16               11
                                                       ---------------   --------------      ---------------   --------------
                                                       $           475   $        1,122      $         1,621   $        2,570
                                                       ===============   ==============      ===============   ==============

                                                              Three Months Ended                    Nine Months Ended
                                                       --------------------------------      --------------------------------
Cash Flow and Other Data                               October 2, 2004   Sept. 27, 2003      October 2, 2004   Sept. 27, 2003
-----------------------------------------------------------------------------------------------------------------------------
Cash Provided by Operations                            $           388   $       16,953      $         9,265   $       20,011
Depreciation and Amortization Expense                            1,194            1,248                3,613            3,855


Balance Sheet Data                                                                           October 2, 2004  January 3, 2004
-----------------------------------------------------------------------------------------------------------------------------
Cash and Short-term Investments                                                              $        77,101   $       74,451
Short-term Debt                                                                                            -              598
Shareholders' Investment                                                                             211,875          211,758

(a) In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP financial measures of adjusted diluted EPS and adjusted operating income, which exclude restructuring and other non-
    recurring items. We exclude these items because they are outside our normal operations. We believe that providing such non-GAAP measures helps investors to gain a more meaningful understanding of our operating results from period to period, and is consistent with how we measure our performance. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies.
(b) Represents effect of reduction in tax reserves of $195 and $581 in the three- and nine-month periods ended October 2, 2004, respectively.
(c) Includes operating losses of $5,689 and $6,991 in the three- and nine-month periods ended October 2, 2004, respectively, and
    $771 and $661 in the three- and nine-month periods ended September 27, 2003, respectively, from the composite building products business.
(d) Excludes gain on sale of subsidiary of $149 in the three- and nine-month periods ended October 2, 2004, respectively, and restructuring and unusual items of $157 and $(23) in the three- and nine-month periods ended September 27, 2003, respectively.

         Kadant will hold its earnings conference call on Thursday, October 28, 2004, at 11 a.m. Eastern time. To listen, call 800-709-2159 within the U.S., or 973-582-2810 outside the U.S. You can also listen to the call live on the Web by visiting www.kadant.com and clicking on "Investors." An audio archive of the call will be available on our Web site until November 26, 2004.

         Kadant Inc. is a leading supplier of a range of products for the global papermaking and paper recycling industries, including stock-preparation equipment, water-management systems, and paper machine accessories. We also develop and manufacture composite building materials produced from recycled fiber and plastic. Kadant, based in Acton, Massachusetts, had approximately
$204 million in revenues in 2003 and 1,000 employees worldwide. For more information, please visit www.kadant.com.

         The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements regarding the potential improvement or recovery of the paper industry, our projected operations, the future performance of our businesses, opportunities to improve shareholder value, the potential warranty issues associated with our composite building products business and the possible sale of that business, and orders from China. Important factors that could cause actual results to differ materially from those indicated by such statements are set forth under the heading "Risk Factors" in Kadant's quarterly report on Form 10-Q for the period ended July 3, 2004. These include risks and uncertainties relating to our dependence on the pulp and paper industry; international sales and operations; competition; ability to manufacture and distribute composite building products, and the seasonality in sales and the long-term performance oF such products; availability of raw materials and exposure to commodity price fluctuations related to the manufacture of composite and fiber-based products; acquisition strategy; protection of patents and proprietary rights; fluctuations in quarterly operating results; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.
                                      ###
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